                               POWER OF ATTORNEY

         This Power of Attorney will be contingent upon the election of the Trustee nominees at the Special Shareholder Meetings to be held in September and October 1999.

         The undersigned Trustees and officers, as indicated respectively below, of BT Investment Funds, BT Institutional Funds, BT Pyramid Mutual Funds, and BT Advisor Funds (each, a "Trust") and Cash Management Portfolio, Treasury Money Portfolio, Tax Free Money Portfolio, NY Tax Free Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Asset Management Portfolio, Capital Appreciation Portfolio, Intermediate Tax Free Portfolio, and BT Investment Portfolios (each, a "Portfolio Trust") each hereby constitutes and appoints the Secretary, each Assistant Secretary and each authorized signatory of each Trust and each Portfolio Trust, each of them with full powers of substitution, as his true and lawful attorney-in-fact and agent to execute in his name and on his behalf in any and all capacities the Registration Statements on Form N-1A, and any and all amendments thereto, and all other documents, filed by a Trust or a Portfolio Trust with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trust or Portfolio Trust to comply with such Acts, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction and to file the same, with all exhibits thereto and other documents in connection therefor, with the SEC and such other jurisdictions, and the undersigned each hereby ratifies and confirms as his own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned each hereby revokes any Powers of Attorney previously granted with respect to any Trust or Portfolio Trust concerning the filings and actions described herein.


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        IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand as of the 8th day of September, 1999.

SIGNATURES                              TITLE
---------                               -----
/s/ JOHN Y. KEFFER                      President and Chief Executive Officer of
-------------------------------         each Trust and Portfolio Trust
John Y. Keffer

/s/ CHARLES A. RIZZO                    Treasurer (Principal Financial and
-------------------------------         Accounting Officer) of each Trust and
Charles A. Rizzo                        Portfolio Trust

/s/ CHARLES P. BIGGER                   Trustee of each Trust and Portfolio Trust
-------------------------------
Charles P. Bigger

/s/ S. LELAND DILL                      Trustee of each Trust and Portfolio Trust
-------------------------------
S. Leland Dill

/s/ RICHARD T. HALE                     Trustee of each Trust and Portfolio Trust
-------------------------------
Richard T. Hale

/s/ RICHARD J. HERRING                  Trustee of each Trust and Portfolio Trust
-------------------------------
Richard J. Herring

/s/ BRUCE E. LANGTON                    Trustee of each Trust and Portfolio Trust
-------------------------------
Bruce E. Langton

/s/ MARTIN J. GRUBER                    Trustee of each Trust and Portfolio Trust
-------------------------------
Martin J. Gruber

/s/ PHILIP SAUNDERS, JR.                Trustee of each Trust and Portfolio Trust
-------------------------------
Philip Saunders, Jr.

/s/ HARRY VAN BENSCHOTEN                Trustee of each Trust and Portfolio Trust
-------------------------------
Harry Van Benschoten

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